Exhibit 10.11

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH NOTE (WHICH OTHER COUNSEL IS SATISFACTORY TO THE COMPANY) THAT SUCH NOTE MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS AND (3) THE COMPANY APPROVES OF SUCH PROPOSED PLEDGE, SALE, ASSIGNMENT, HYPOTHECATION OR TRANSFER. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THIS NOTE, DATED SEPTEMBER 7, 2016, REPLACES AND SUPERSEDES THAT CERTAIN CONVERTIBLE NOTE, DATED APRIL 2, 2015, BY AND AMONG MOTIF BIOSCIENCES INC., A DELAWARE CORPORATION, MOTIF BIO PLC, A PUBLIC LIMITED COMPANY INCORPORATED IN ENGLAND AND WALES, AND AMPHION INNOVATIONS PLC, A COMPANY INCORPORATED IN THE ISLE OF MAN. MOTIF BIOSCIENCES INC., MOTIF BIO PLC AND AMPHION INNOVATIONS PLC ARE SOMETIMES REFERRED TO HEREIN INDIVIDUALLY AS A “PARTY” AND COLLECTIVELY AS THE “PARTIES”.

AMENDED AND RESTATED CONVERTIBLE NOTE

USD $1,471,700	Date: April 2, 2015 (the “Original Issue Date”) New York, New York

In consideration of the purchase of that certain convertible note, dated April 2, 2015, (as amended by an agreement between the parties dated July 23, 2015) by and among Motif BioSciences Inc., a Delaware corporation (the “Company”), Motif Bio plc, a public limited company incorporated in England and Wales (the “Parent”), and Amphion Innovations plc, a company incorporated in the Isle of Man (the “Holder”), the Company promises to deliver to the Holder ordinary shares of the Parent having a principal value of one million, four hundred and seventy one thousand and seven hundred US Dollars (US$1,471,700) as described herein. Except as otherwise described herein, all payments of principal and interest under this Note shall be made solely in (i) ordinary shares of GBP one (1) penny each in the share capital of the Parent (the “Conversion Shares”) or (ii) American Depositary Shares (“ADSs”) of Parent (with each ADS representing 20 ordinary shares of Parent, as may be adjusted to from time to time (the “ADS Ratio”)).  Motif, the Parent and the Holder are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

1.                                      Maturity; Interest.

(a)                                 Any outstanding principal under this Note as of December 31, 2016 (the “Maturity Date”) shall be paid to Holder on the Maturity Date, at the Parent’s election, through (i) the issuance of a number of Conversion Shares, which is equal to a number determined by dividing: (A) the then outstanding principal amount of this Note by (B) $0.2447 (as adjusted for stock splits, combinations, stock dividends and the like) (the “Conversion Price”), or (ii) the issuance of a number of ADSs by the Parent’s depositary (the “Depositary”) to Holder at the instruction of Parent, which is equal to a number determined by dividing the number of Conversion Shares the Holder would otherwise be entitled to by the then applicable ADS Ratio.

(b)                                 Except as set forth in Section 3, no interest shall accrue or be payable with respect to this Note.  Any accrued and unpaid interest under this Note as of the Maturity Date shall be paid on the Maturity Date, at the Holder’s election, in cash or in a number of ordinary shares of the Company, determined by dividing (A) the accrued and unpaid interest by (B) the Fair Market Value on the Maturity Date.  For purposes of this Note, “Fair Market Value” means the closing price for an ordinary share of the Company as quoted on the AIM for such date or, if there were no sales of ordinary shares on the date in question, the last preceding date for which such quotation exists, from a source the Company deems reliable.  Repayment of the principal and any accrued and unpaid interest thereon may be extended by the mutual agreement of the Company and the Holder.

(c)                                  In consideration for Holder’s agreement to forego interest payments under this Note, Parent will issue to Holder 409,000 ordinary shares of GBP one (1) penny each in the share capital of the Parent, on the date of this Note.

3.                                      Events of Default.  For purposes of this Note, an “Event of Default” shall be deemed to have occurred if the Company: (a) fails to observe or perform any covenant contained in this Note and such failure continues for ten (10) business days following written notice to the Company thereof; (b) voluntarily files for bankruptcy protection or makes a general assignment for the benefit of creditors; or (c) is the subject of an involuntary bankruptcy petition and such petition is not dismissed within ninety (90) days.  If an Event of Default occurs and is continuing, then interest on the unpaid, unconverted principal amount of this Note shall begin to accrue at the rate of seven per cent. (7%) per annum (computed on the basis of a 360-day year and the actual number of days elapsed in any year) from the date of the Event of Default through the date on which the Holder receives the Conversion Shares or ADSs (as determined by Parent), payable to the Holder on the Conversion Date (as defined below), at the Holder’s election, in cash or in a number of shares determined by dividing (A) the accrued and unpaid interest by (B) the Fair Market Value on the Conversion Date.

4.                                      Conversion.

(a)                                 At any time on or after the date of this Note, until the date that all of the outstanding principal under this Note has been converted into Conversion Shares and/or ADSs (as determined by Parent), each of the Parties will have the right to convert, from time to time, all, or any portion, of the outstanding principal under this Note into, as determined by Parent, (i) a number of Conversion Shares, which is equal to a number determined by dividing: (A) the amount of principal being converted as set forth in the Conversion Notice (as defined below) by (B) the Conversion Price, or (ii) a number of ADSs, which is equal to a number determined by dividing the number of Conversion Shares the Holder would otherwise be entitled to receive under (i) by the then applicable ADS Ratio (each such conversion, a “Conversion”), by sending written notice (a “Conversion Notice”) to the other Party that it is exercising its right to convert all, or a portion, of the unpaid principal under this Note into Conversion Shares or ADSs (as determined by Parent) pursuant to this Section 4.

(b)                                 Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Company to the Holder for the remaining principal balance of this Note, which shall not have been converted. Upon conversion of the entire outstanding principal amount of this Note plus accrued and unpaid interest, if any, into the applicable number of Conversion Shares and/or ADSs, this Note shall be deemed cancelled and shall be deemed paid in full and the Company shall have no further obligation to the Holder (other than any remaining obligation to issue the applicable Conversion Shares and/or ADSs into which this Note has been converted).

(c)                                  A Conversion shall be deemed to have occurred as of the close of business on the date on which a Conversion occurs (the “Conversion Date”); and at such time, the rights of the Holder of this Note with respect to the principal amount and any accrued interest, if any, converted shall cease, and the person or persons in whose name or names any certificate or certificates for shares of the applicable Conversion Shares and/or ADSs are to be issued upon such Conversion shall be deemed to have become the holder or holders of record of the shares of the applicable Conversion Shares and/or ADSs represented thereby.

(d)                                 To the extent that the total number of ordinary shares of Parent to be held by the Holder following a Conversion (including the Conversion Shares and/or ADSs to be issued to the Holder in such Conversion plus the ordinary shares, Conversion Shares and/or ADSs of Parent held by the Holder prior to such Conversion) would be less than 30% of the total number of issued ordinary shares of the Parent immediately following such Conversion, then as soon as possible after receiving the Conversion Notice from Holder (but in any event within ten (10) Business Days thereafter), the Parent shall, (i) deliver to the Holder a certificate or certificates representing the applicable number of Conversion Shares issuable by reason of the Conversion in such name or names and in such denomination or denominations as the Holder specifies or deliver the Conversion Shares to the

CREST account of the Holder (in accordance with the UK Uncertificated Securities Regulations 2001, as notified by the Holder to the Company), or (ii) deliver to the Depositary the number of Conversion Shares issuable by reason of the Conversion and instruct the Depositary to issue to the Holder the applicable number of ADSs, based on the then applicable ADS Ratio.

(e)                                  To the extent that the total number of ordinary shares of Parent to be held by the Holder following a Conversion (including the Conversion Shares and/or ADSs to be issued to the Holder in such Conversion  plus the ordinary shares, Conversion Shares and/or ADSs of Parent held by the Holder prior to such Conversion) would be greater than 30% of the total number of issued ordinary shares of the Parent immediately following such Conversion, the Parent shall take all necessary steps required to obtain a waiver to the requirement for the Holder to make a mandatory offer for the Company pursuant to Rule 9 of the UK City Code on Takeovers and Mergers and,  in respect of  such waiver, as soon as reasonably practicable after receiving the Conversion Notice, issue a circular to shareholders convening a shareholders’ meeting for the purposes of approving the waiver pursuant to Rule 9 and the allotment of the Conversion Shares and/or ADSs to Holder.  The Company shall convene a shareholder meeting to be held within 14 clear days (being calendar days excluding the day on which the notice is deemed given pursuant to the articles of association of the Company and the UK Companies Act 2006 and the day for which it is given or on which it is to take effect) of the date of the notice to shareholders of the shareholder meeting. Subject to the Company receiving shareholder approval for the waiver pursuant to Rule 9 and the allotment of Conversion Shares and/or ADSs to the Holder, the Parent shall, as soon as possible after receiving such shareholder approval (but in any event within ten (10) Business Days thereafter), (i) deliver to the Holder a certificate or certificates representing the applicable number of Conversion Shares issuable by reason of the Conversion in such name or names and in such denomination or denominations as the Holder specifies or deliver the Conversion Shares to the CREST account of the Holder (in accordance with the UK Uncertificated Securities Regulations 2001, as notified by the Holder to the Company), or (ii) deliver to the Depositary the number of Conversion Shares issuable by reason of the Conversion and instruct the Depositary to issue to the Holder the applicable number of ADSs, based on the then applicable ADS Ratio.

(f)                                   In the event the Company is unable to deliver the applicable Conversion Shares and/or cause the Depositary to deliver the applicable ADSs to Holder pursuant to Section 4(d) or 4(e), as applicable, within the time periods prescribed by Section 4(d) or 4(e), as applicable, due to a restriction imposed by law or regulation and outside the control of the Company, then the Company shall have an additional 20 business days in which to issue the Conversion Shares to Holder and/or cause the ADSs to be delivered to Holder by the Depositary before it is deemed to be an Event of Default; provided, however, that the Company must notify the Holder in writing not later than five business days after receipt of the Conversion Notice that it is unable to issue the Conversion Shares and/or cause the ADSs to be delivered by the Depositary to Holder due to such restriction.

(g)                                  The issuance of certificates for, or delivery into the Holder’s CREST account of the applicable Conversion Shares and/or the issuance of ADSs to Holder upon a Conversion, if any, shall be made without charge to the Holder hereof for any issuance tax in respect thereof or other cost incurred by the Company or the Parent, as applicable, in connection with the Conversion, if any, and the related issuance of the applicable Conversion Shares and/or ADSs.

(h)                                 All applicable Conversion Shares and ADSs shall, when issued, be duly and validly issued, fully paid and free from all taxes, liens (other than liens imposed by or through the Holder and restrictions on transfer under federal and state securities laws) and charges.

5.                                      Holder Representations and Warranties. By acceptance of this Note, the Holder represents and warrants to the Company as of the time of issuance of this Note as follows:

(a)                                 This Note and any applicable Conversion Shares and/or ADSs issued upon the conversion hereof (collectively, the “Securities”) will be acquired for the Holder’s own account for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act or applicable state securities laws;

(b)                                 The Holder understands that the Securities are being offered and sold in reliance on exemptions from registration under the Act and applicable exemptions under state securities laws, and that the Company is now, and in the future will be, relying on the matters acknowledged, certified and confirmed in this Note;

(c)                                  The Holder (i) is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Act, (ii) has the ability to bear the economic risks of the Holder’s investment in the Securities and (iii) has not been offered the Securities by any form of general solicitation or advertising; and

(d)                                 The Holder has such knowledge, skill and experience in business, financial and investment matters so that the Holder is capable of evaluating the merits and risks of an investment in the Securities.  To the extent necessary, the Holder has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Note and owning the Securities.  The Holder has had an opportunity to ask questions and receive answers from Company regarding the terms and conditions of the offering and sale of this Note and believes it has received all the information it considers necessary or appropriate for deciding whether to purchase this Note.

6.                                      Company Representations and Warranties. Except for any shareholder approvals required for purposes of approving a waiver pursuant to Rule 9 of the UK City Code of Takeovers and Merger as discussed in Section 4(e), the Company represents and warrants to the Holder that as of the time of issuance of this Note the Company has all the requisite shareholder and other authorities required to enable it to allot and issue all of the Conversion Shares to Holder and/or cause the ADSs to be issued to Holder.

7.                                      Place of Delivery for Conversion Shares and/or ADSs.  Delivery of the Conversion Shares and/or ADSs at the applicable time shall be made to the Holder at the following address:

Name:	Amphion Innovations plc

Address:	125 Park Avenue, 25th Floor, Suite 2622, New York, NY 10017, USA.

8.                                      Amendment and Waiver. The provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company has obtained the written consent of the Holder.

9.                                      Business Days. If any date for taking action under this Note occurs, or any time period for giving notice expires, on a day which is a Saturday, Sunday or legal holiday in the State of New York, the date for taking such action, and the time period for giving such notice, shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday.

10.                               Costs of Enforcement. In the event any action is taken to enforce the rights of the Holder, in addition to such other relief as may be granted, the Company shall be responsible for all reasonable costs and expenses, including reasonable attorneys’ fees incurred in such action unless such action is without merit.

11.                               Assignment. The rights and obligations under this Note shall be binding upon and inure to the benefit of the Company and the Holder hereof and its respective successors and assigns; provided, however, that the Company may not assign this Note without the prior written consent of the Holder.  The Holder may at any time, with the written consent of Company (not to be unreasonably withheld), assign, transfer or sell, or pledge, hypothecate or otherwise grant as security, this Note or the Conversion Shares and/or ADSs issuable thereunder.

12.                               Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

13.                               Miscellaneous.  This Note may be executed electronically via email or facsimile and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Note has been executed and delivered as of the date first written above.

Motif BioSciences Inc.

By:	/s/ Graham Lumsden
Name:	Graham Lumsden
Title:	CEO

Motif Bio plc

By:	/s/ Graham Lumsden
Name:	Graham Lumsden
Title:	CEO

Amphion Innovations plc

By:	/s/ Robert J. Bertoldi
Name:	Robert J. Bertoldi
Title:	President & CEO